Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to securities of Cbeyond, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: March 25, 2014	ACTIVE VALUE INVESTMENTS SPECIAL HOLDINGS FUND I, LP

	By:	AVI Management, LLC, its investment manager

	By:	/s/ Darren C. Wallis
		Name:	Darren C. Wallis
		Title:	Managing Member

ALARA CAPITAL AVI FUND, LLC

By:	AVI Management, LLC, investment manager of its limited partner

By:	/s/ Darren C. Wallis
	Name:	Darren C. Wallis
	Title:	Managing Member

AVI CAPITAL PARTNERS, LP

By:	AVI Partners, LLC, its general partner

By:	/s/ Darren C. Wallis
	Name:	Darren C. Wallis
	Title:	Managing Partner

AVI PARTNERS, LLC

By:	/s/ Darren C. Wallis
	Name:	Darren C. Wallis
	Title:	Managing Partner

AVI MANAGEMENT, LLC

By:	/s/ Darren C. Wallis
	Name:	Darren C. Wallis
	Title:	Managing Member

/s/ Darren C. Wallis
DARREN C. WALLIS